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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) ____

                      STATE STREET BANK AND TRUST COMPANY
                      OF CALIFORNIA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


              United States                              06-1143380
     (Jurisdiction of incorporation                   (I.R.S. Employee
       or organization if not a U.S.                 Identification No.)
             national bank)

725 S. Figueroa Street, Suite 3100, Los Angeles, CA        90017
 (Address of principal executive offices)               (Zip Code)

            State Street Bank and Trust Company of California, N.A.
                       725 S. Figueroa Street, Suite 3100
                             Los Angeles, CA 90017
                              Tel: (213) 362-7338
           (Name, address and telephone number of agent for service)

                              ___________________

                     LEVEL ONE COMMUNICATIONS, INCORPORATED
              (Exact name of obligor as specified in its charter)

             CALIFORNIA                             33-0128224
     (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)           Identification No.)

                                9750 Goethe Road
                              Sacramento, CA 95827
                                 (408) 945-8600
                    (Address of principal executive offices)
                              ___________________

                   4% Convertible Subordinated Notes due 2004
                        (Title of Indenture Securities)
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                                    GENERAL

Item 1.    General Information.

           (a) Comptroller of Currency, Western District Office, 50 Fremont Street, Suite 3900, San Francisco, California, 94105-2292.

           (b)  Trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.

           The trustee is not affiliated with the obligor.

Item 3. through Item 15.

           No responses are included for Items 3-15 of this form T-1 because the obligor is not in default on securities issued under indentures under which State Street Bank and Trust Company of California, N.A. is trustee.

Item 16.   List of Exhibits.

           1. Articles of Association of State Street Bank and Trust Company of California, National Association.*

           2. Certificate of Corporate Existence (with fiduciary powers) from the Comptroller of the Currency, Administrator of National Banks.*

           3. Authorization of the Trustee to exercise fiduciary powers (included in Exhibits 1 and 2; no separate instrument).

           4. By-laws of State Street Bank and Trust Company of California, National Association.*

           5. Consent of State Street Bank and Trust Company of California, National Association required by Section 321(b) of the Act.*

           6. Consolidated Report of Income for the period January 1, 1996 - September 30, 1996, Federal Financial Institutions Examination Council, Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million -FFIEC 034.*

           * The indicated documents have been filed as exhibits with corresponding exhibit numbers to the Form T-1 of Oasis Residential, Inc., filed pursuant to Section 305(b)(2) of the Act, filed with the Securities and Exchange Commission on November 18, 1996 (Registration No. 033-90488), and are incorporated herein by reference.

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                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, State Street Bank and Trust Company of California, National Association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the ___ day of October, 1997.


                   STATE STREET BANK AND TRUST COMPANY OF
                   CALIFORNIA, NATIONAL ASSOCIATION


                   By: /s/ Jeanie Mar
                      ---------------------------------
                       Jeanie Mar
                       Assistant Vice President

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